EXHIBIT (j)(3)



                         Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Class Z shares Prospectus for Prime Obligations Fund and "Custodian and Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated October 30, 2002 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of First American Funds, Inc. filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 45 under the Securities Act of 1933 (Registration No. 2-74747) and Amendment No. 45 under the Investment Company Act of 1940 (Registration No. 811-3313).



                              /s/ Ernst & Young LLP


Minneapolis, Minnesota
July 25, 2003